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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, GEORGE P. AHEARN his true and lawful attorney, for him and in his name, place and stead to affix, as attorney-in-fact, his signature as a director or officer or both, as the case may be, of GEO Specialty Chemicals, Inc., an Ohio corporation ("GEO"), to any and all registration statements and amendments or modifications to such registration statements to be filed with the Securities and Exchange Commission with respect to GEO's 10 1/8% Senior Subordinated Notes due 2008 to be issued in exchange for GEO's outstanding 10 1/8% Senior Subordinated Notes due 2008, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         In witness whereof, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument, has been signed on November 23, 1998.



/s/ GEORGE P. AHEARN        President and Chief Executive Officer;
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George P. Ahearn            Principal Executive Officer; Director

/s/ WILLIAM P. ECKMAN       Executive Vice President; Chief Financial Officer;
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William P. Eckman           Principal Financial and Accounting Officer; Director

/s/ ANATOLE G. PENCHUK      Director
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Anatole G. Penchuk

/s/ GEORGE W. RAPP, JR.     Director
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George W. Rapp, Jr.

/s/ A. ELLIOTT ARCHER       Director
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A. Elliott Archer